UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 15, 2007
CITIZENS FIRST CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Kentucky (State or Other Jurisdiction of Incorporation

001-33126	61-0912615
(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Suite 200, Bowling Green, KY (Address of Principal Executive Offices)	42103 (Zip Code)
(270) 393-0700 (Registrant’s Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On February 15, 2007, the Board of Directors of Citizens First Corporation (the “Company”) appointed Freddie Travis and Steve Newberry as directors of the Company and of Citizens First Bank, Inc (the "Bank").  Mr. Travis is retired living in Glasgow, Kentucky, and is a former Barren County Judge Executive and former business owner of Ideal Hardware Company.  Mr. Travis will be serving on the Compensation committee of the Board of directors of the Company and of the Bank.  Mr. Newberry also resides in Glasgow, Kentucky and is President and Chief Executive Officer of Commonwealth Broadcasting. Mr. Newberry will be serving on the Governance committee and the Loan committee of the Board of Directors of the Company and of the Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION

Date: February 21, 2007	By:	/s/ Mary D. Cohron

Mary D. Cohron
Chief Executive Officer